Exhibit 10.1

FIRST AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

FIRST AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of March 18, 2009, among Design Within Reach, Inc. (“Borrower”), the financial institutions party hereto from time to time (together with their respective successors and assigns, “Lenders”) and Wells Fargo Retail Finance, LLC, as Agent for all Lenders. Terms not defined herein have the meanings given to them in the Loan Agreement (as hereinafter defined).

BACKGROUND

A. Borrower, Lenders and Agent are party to that certain Loan, Guaranty and Security Agreement dated as of February 2, 2007 (the “Loan Agreement”).

B. Borrower has requested that Agent and Lenders consent to an amendment of the Loan Agreement on the terms set forth herein.

C. Agent and Lenders are willing to enter into this Agreement to consent to such transactions, upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition thereto in appropriate alphabetical order:

“Securities Account Availability Agreement” means that certain Securities Account Availability Agreement dated as of March 18, 2009 by and among the Agent and the Borrower (as the same may be amended, restated or otherwise modified from time to time).

(b) Section 1.1 of the Loan Agreement is hereby amended by adding the phrase “the Securities Account Availability Agreement,” between the phrases “Letter of Credit,” and “Officers’ Certificate” where the same appear in the definition of “Loan Documents” in such Section.

(c) Section 2.1(a) of the Loan Agreement is hereby amended by adding the following language immediately at the end thereof:

“Notwithstanding the foregoing, so long as there is at least $2,000,000 in the USBNA Accounts (as defined in the Securities Account Availability Agreement) subject to the Agent’s perfected first priority lien, Agent and Lenders hereby agree, subject to the other conditions to borrowing hereunder being met, to make available up to an additional $1,000,000 in Advances in the aggregate pursuant to this Section 2.1(a) (provided that in no event shall outstanding Advances exceed the Maximum Revolver Amount less the Letter of Credit Usage less outstanding Advances).”

3. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and the Lenders that the execution, delivery and performance is within its corporate powers, as applicable, has been duly authorized by all necessary corporate action, and does not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation, or Bylaws, of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Loan Agreement as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principals of equity. Borrower hereby further represents and warrants that its warranties and representations contained in the Loan Agreement and the other Loan Documents are true and correct both before and after the Effective Date (both before and after giving effect to the transactions contemplated hereby) with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

4. Conditions. The effectiveness of the consents stated in this Agreement is subject to each of the following conditions precedent (the date of consummation of which shall be the “Effective Date”):

(A) Agreement. Agent shall have received counterparts of this Agreement duly executed by Borrower, Agent and each Lender.

(B) No Default. After giving effect to this Agreement, no Default or Event of Default under the Loan Agreement shall have occurred and be continuing.

(C) Securities Account Availability Agreement. The Securities Account Availability Agreement shall have been executed by the Borrower and Agent and shall be in full force and effect.

(D) Warranties and Representations. The warranties and representations of Borrower contained in this Agreement, the Loan Agreement and the other Loan Documents, shall each be true and correct as of the effective date hereof, with the same effect as though made on such date (except to the extent expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(E) Additional Deliveries. Borrower shall have executed and delivered such additional certificates and documents as Agent may require in connection with the transactions contemplated by this Agreement.

5. Miscellaneous.

(A) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(B) Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflict of laws principles.

(C) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

(D) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(E) References. Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

(F) Payment of Expenses. Borrower agrees to pay all reasonable out of pocket expenses (including reasonable attorney’s fees) of Agent in connection with the preparation and execution of this Agreement.

[Signature Pages Follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

DESIGN WITHIN REACH, INC.

By:	/s/ Theodore R. Upland III
Name:	Theodore R. Upland III
Title:	Chief Financial Officer

WELLS FARGO RETAIL FINANCE, LLC, as Agent and a Lender

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Vice President